Exhibit 10.40


                            EMPLOYMENT AGREEMENT
                            --------------------

          THIS AGREEMENT by and among RJR Nabisco Holdings  Corp., a

Delaware corporation ("Holdings"), RJR Nabisco, Inc.,  a Delaware corporation and a direct subsidiary of Holdings (the "Company") and Steven

F. Goldstone ("Executive") is effective as of December 5, 1995, and supersedes and revokes the prior Employment Agreement with Executive dated as of October 1, 1995. This Agreement will (i) following a Change of

Control (as defined in Exhibit A), supersede the Executive's participation in the RJR Nabisco Holdings Corp. Headquarters Continuing Excellence

Recognition Program (the "Headquarters Program") and (ii) be in lieu of

Executive's participation in the RJR Nabisco Holdings Corp. 1995 Employee

Protection Program (the "1995 Program"), but will in no event provide lesser benefits to Executive in the .event of the termination of

Executive's employment following a Change of Control than would otherwise be available under the 1995 Program.

                                  RECITALS
                                  --------

          In order to induce Executive to accept the positions of Chief

Executive Officer and member of the Office of the Chief Executive Officer of Holdings and the Company and to continue in the office of President of

Holdings and the Company, Holdings and the Company desire to provide

Executive with compensation and other benefits under the conditions set forth in this Agreement.  Executive is willing to accept such



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employment and perform services for Holdings and the Company on the terms and conditions hereinafter set forth.

          It is therefore hereby agreed by and between the parties as follows:

     1.   Employment.
          -----------

          1.1  Subject to the terms and conditions of this Agreement,

Holdings agrees to employ Executive during the term hereof as Chief

Executive Officer, President, and member of the Office of Chairman of

Holdings and the Company. Executive shall have the customary powers,

responsibilities and authorities of Chief Executive Officers of corporations of the size, type and nature of Holdings and Company, and specifically, he shall have responsibility for all of Holdings' and the

Company's staff functions, including finance, human resources,

administration and communications, in addition to responsibility for

Holdings. Executive's principal office shall be at the principal executive offices of Holdings and the Company in New York, New York.

          1.2  Holdings and the Company shall, throughout the term hereof,

cause the election and retention of Executive as Chief Executive Officer,

President and a member of the Boards of Directors of Holdings and the

Company.

          1.3  Subject to the terms and conditions set forth herein,

Executive hereby (i) accepts employment as Chief Executive Officer,

President and member of the Office of the



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          Chief Executive Officer of Holdings and the Company and shall devote his full working time and efforts, to the best of his ability,

          experience and talent, to the performance of the services, duties and responsibilities in connection therewith and (ii) agrees to be a member of the Boards of Directors of Holdings and the Company. Nothing

          in this Agreement shall preclude the Executive from engaging,

          consistent with his duties and responsibilities hereunder, in charitable and community affairs, from managing his personal investments, from continuing to serve on the boards of directors of any Affiliate (as hereinafter defined) of Holdings or the Company or from serving, subject to approval of the Holdings Board (as defined in

          Exhibit A), as a member of boards of directors of other companies. The term "Affiliate" shall mean any direct or indirect subsidiary of

          Holdings or the Company or any successor thereto. For purposes of this

          Agreement, the term "available to Senior Executive Officers" shall mean that something is available to the senior executive officers of

          Holdings or the Company or generally available to all chief executive officers of the major operating companies of Holdings.

                    1.4 This Agreement supersedes and revokes in their entirety any and all prior employment or service agreements with Holdings or the Company, and in particular, the Engagement Agreement with Holdings dated March 3, 1995, and the Employment Agreement dated as of October

          1, 1995.


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               2.   Term of Employment.
                    ------------------

               Executive's term of employment under this Agreement shall

          continue in accordance with the terms hereof until a termination of

          Executive's employment.


               3.   Compensation.
                    ------------


                    3.1  Salary. The Company shall pay Executive a base salary
                         ------

          ("Base Salary") at the rate of $1,100,000 per annum. Base Salary shall be payable in accordance with the ordinary payroll practices of the

          Company. Executive's rate of Base Salary shall be reviewed for possible increases by the Chairman of the Company at least annually and, once approved by the Board (as defined in Exhibit A), such higher amount shall constitute Executive's Base Salary.


                    3.2  Annual Bonus.
                         ------------

                    (a) In addition to his Base Salary, Executive shall be

          entitled, while he remains employed hereunder, to receive an annual bonus under the Company's Annual Incentive Award Plan in effect on the date of this Agreement, as amended from time to time, a copy of which has been given to Executive, or under any successor plan thereto available to Senior Executive Officers ("AIAP"), in accordance with the terms thereof. Such AIAP, in any event, will provide an annual target bonus opportunity to Executive no less favorable than seventy percent (70%) of his Base Salary paid or accrued with respect to the related year, subject to the attainment of the performance goals established from time to time under such AIAP.




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                    (b)  For the fiscal year ending December 31, 1995, Executive shall be deemed to have participated in the AIAP from March 3, 1995,

          with a target bonus opportunity of 70% of $850,000.


                    (c) For fiscal years beginning on and after January 1, 1996,

          Executive may be granted Performance Units under the Company's 1990

          Long Term Incentive Plan or a successor plan (the "LTIP") in lieu of a cash bonus under the AIAP pursuant to Section 3.2(a). If such grants are made, each Performance Unit Agreement under the LTIP to which

          Executive is a party shall specifically provide that following a

          Change of Control the Committee responsible for exercising any discretion with respect to any such award shall not exercise such discretion so as to reduce the "Payment Value" of such award below the award's "Initial Grant Value" (as such terms are customarily defined in Performance Unit Agreements awarded to Senior Executive Officers of the Company under the LTIP prior to the date hereof).


                    3.3  Compensation Plans and Programs. Executive shall
                         -------------------------------

          participate in any compensation plan or program, whether annual or long term, maintained by Holdings or the Company on terms no less favorable than those available to Senior Executive Officers eligible to participate therein.


                    3.4 Special Bonus Payments. Upon a Change of Control, the
                        ----------------------

          Company shall pay to Executive a special cash


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          bonus payment equal to the sum of (a) Executive's AIAP Vested Amount as of such Change of Control, Executive's PS Vested Amount as of such

          Change of Control, and Executive's PU Vested Amount as of such Change of Control (all as defined in Exhibit A); and (b) any additional funding amounts required to fully fund the Benefit (as defined in

          Section 5) accrued to the date of such Change of Control under Section

          5 hereof. Notwithstanding the foregoing, in the event that following a

          Change of Control any performance period relating to any award under the AIAP or of Performance Units or Performance Shares under the LTIP within which such Change of Control occurred is completed prior to

          Executive's termination of employment, upon such completion Executive shall be entitled to payment in respect of each such award of an amount, if any, equal to the excess of the value of such award based on actual performance for such performance period over the AIAP Vested

          Amount, PU Vested Amount or PS Vested Amount, as the case may be,

          previously paid to Executive upon such Change of Control in respect of such AIAP award, Performance Units or Performance Shares.


               4.   Employee Benefits.
                    -----------------

                    4.1  Employee Benefit Plans and Programs. The Company and
                         -----------------------------------

          Holdings shall provide Executive during the term of his employment hereunder coverage under all employee benefit programs, plans and practices (commensurate with his




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          position in the Company and to the extent possible under any employee benefit plan), in accordance with the terms thereof, which Holdings and the Company make available to Senior Executive Officers,

          including, but not limited to (a) retirement, pension and profit sharing (including the SERP, as defined in Section 5, subject to the provisions of Section 5) and (b) medical, dental, hospitalization,

          short and long term disability, accidental death and dismemberment and travel accident coverage.


                    4.2  Vacation and Fringe Benefits. Executive shall be
                         ----------------------------

          entitled to the number of vacation days customarily available to

          Senior Executive Officers of the Company. In addition, Executive shall be entitled to the perquisites and fringe benefits from time to time available to Senior -Executive Officers.


                    4.3 Directors and Officers Liability Coverage. Executive
                        -----------------------------------------

          shall be entitled to the same level of coverage (as determined from time to time by the Boards (as defined in Exhibit A)) under such directors' and officers' liability insurance policies, if any, or other arrangements as are available to Senior Executive Officers and directors of Holdings and the Company, to the fullest extent permitted by the existing By-laws of Holdings and the Company. In any event,

          Holdings and the Company shall indemnify and hold Executive harmless,

          to the fullest extent permitted by the




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          laws of the States of Holdings' and the Company's incorporations, from and against all costs, charges and expenses (including reasonable attorneys' fees) whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of his being or having been a director or officer of Holdings or the

          Company or any of their Affiliates. This Section 4.3 shall survive the termination of this Agreement for any reason.


                    4.4 Retiree Medical. Upon retirement under Section 5 herein,
                        ---------------

          Executive shall be eligible for retiree medical coverage based on (i)

          the greater of his actual age or a minimum deemed age of 55 and (ii)

          the number of years of actual and imputed Service with which Executive is credited as Service under the provisions of Executive's individual

          SERP arrangement as described in Section 5.


               5.   Supplemental Pension.
                    --------------------

               (a)  Executive is a participant in the Company's Supplemental

          Executive Retirement Program ("SERP"). Executive shall accrue a benefit (the "Benefit") under the SERP formula resulting from (i) his years of actual Service plus (ii) 13.5 additional years of imputed

          Service plus (iii) additional years of imputed service for the period,

          if any, with respect to which Executive receives Compensation




                                       8



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          Continuance (as defined in Section 6.1(a)). "Average Final

          Compensation" (as used in the SERP) shall for the foregoing calculation, or any other SERP calculation made before October 1,

          1998, be an amount equal to the sum of the amounts described under

          Section 6.1(a)(i) and Section 6.1(a)(ii) (without reduction for actual performance). Executive's Benefit shall be forfeited if he voluntarily leaves employment without Good Reason as defined in Section 6.1(b) or is terminated by the Company for Cause (as defined in Section 6.4) in either case prior to the earlier of (i) October 1, 1998 or (ii) a

          Change of Control. If Executive forfeits the accrued Benefit as described in this 5(a), the cash value of any annuity securing such

          Benefit (as described in Section 5(b) below) at the time of such forfeiture, net of all taxes imposed on the surrender thereof

          (computed at the maximum marginal rates), shall be returned by the-trustee of the secular trust referred to below to the Company.


               (b)  (i) To provide Executive with greater security and financial flexibility, not later than April 30, 1996 the present value of the after-tax equivalent of the accrued Benefit as of the date of delivery of the annuity contract as described herein shall be secured by the

          Company's purchase and delivery to a secular trust for Executive's benefit of an annuity contract having a lump-sum cash-out option which is the same type of annuity previously purchased for SERP




                                       9


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          participants. Executive shall make a timely election under Section

          83(b) (an "83(b) election") of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed on such transfer and the Company shall pay to Executive at the time of such election an additional amount such that after payment by Executive of all applicable Federal,

          state and local taxes thereon (computed at the maximum marginal rates)

          there is retained a sufficient amount to pay all such taxes incurred by Executive on such transfer.


                    (ii) For fiscal year 1996 and for each fiscal year or

          portion thereof thereafter, during which Executive is actively employed or with respect to which period Executive receives

          Compensation Continuance, the Company shall purchase and deliver to such secular trust for Executive's benefit an annuity for the incremental accrued Benefit in respect of that year not already secured by the prior purchase and delivery of such annuities until such time as, and to ensure that, Executive's maximum Benefit under the SERP has been fully secured by such purchases and deliveries of annuities. In connection with the Company's purchase and delivery to a secular trust for Executive's benefit of any such additional annuities under this subparagraph (ii) prior to Executive's Retirement Date,

          Executive shall make a timely 83(b) election if such purchase and delivery occur prior to the Benefit becoming non-forfeitable pursuant to Section 5(a). In




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




          addition, upon (x) each such purchase and transfer of additional annuities giving rise to taxes payable by Executive and (y) the imposition on Executive of any other Federal, state or local taxes in connection with the maintenance of such secular trust, the Company or a trust established for such purpose shall pay to Executive an additional amount such that after payment by Executive of all applicable Federal, state and local taxes thereon (computed at the maximum marginal rates) there is retained a sufficient amount to pay all such taxes incurred by Executive


                    (iii) The present value of the after-tax benefits due the

          Executive under the SERP determined at Executive's Retirement Date under the SERP will be offset by the after-tax value as of Executive's

          Retirement Date of any annuities previously purchased hereunder including earnings thereon. If an annuity instead. of a lump sum is elected at retirement, a portion of the annuity payments to be made during retirement may be taxable to Executive, and Executive will be responsible for the payment of any taxes on such payments. The event of the Executive's retirement on the Retirement Date, or the delivery of the Benefit on such date, shall be a termination of employment, but shall not automatically be a termination under Section 6.1(a)

          entitling Executive to Compensation Continuance under this Agreement.




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               (c) The Company shall, no later than Executive's Retirement Date,

          purchase and transfer to Executive such additional annuities as shall be necessary to fully fund any additional Benefit accrued to

          Executive's Retirement Date and any annuities, to the extent then held in a secular trust for Executive's benefit, will be delivered to

          Executive from such secular trust. The Company shall pay to Executive at the time of such transfer an additional amount such that after payment by Executive of all applicable Federal, state and local taxes thereon (computed at the maximum marginal rates) there is retained a sufficient amount to pay all such taxes incurred by Executive on such transfer.


               (d) Subject to the following provisions of this Section 5(d),

          Executive's "Retirement Date" shall be the attainment of age 60 or, if later, the last day of any Compensation Period (as described in

          Section 6.1(a)). Executive's Retirement Date shall be deemed to include the date of Executive's death if death occurs before retirement. Any annuity delivered to Executive hereunder shall have a lump sum cash-out option. Executive agrees that a pre-condition to any funding prior to a Change of Control of a Benefit under this Section 5 is the Executive's execution at such time of funding acknowledgment waivers reasonably requested by the Company, and Executive's agreement to place all annuities purchased for Executive in a secular trust designated by the Company until Executive's


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          Retirement Date. If Executive's employment is terminated by the

          Company or Holdings other than for Cause (as hereinafter defined) or by Executive for Good Reason (as hereinafter defined) prior to or more than twenty-four months after a Change of Control, the Benefit shall be payable at the end of Compensation Continuance (the last day of which shall become his Retirement Date) and shall be calculated as a lump sum amount equal to the present value of the Benefit as of such

          Retirement Date after reduction thereof under the SERP formula to reflect the payment of such Benefit prior to age 60. If Executive's employment is terminated for any reason during the twenty-four month period following a Change of Control, the Benefit shall be payable upon such termination (which date shall become his Retirement Date)

          and shall be calculated as a lump sum amount equal to the present value of the Benefit as of the third anniversary of such termination

          (the "Calculation Date") assuming payment of the Benefit commenced on the Calculation Date after reduction thereof under the SERP formula in effect immediately prior to the Change of Control to reflect the commencement of payment of such Benefit prior to age 60 but without any actuarial reduction for acceleration of such payment from the

          Calculation Date to the Retirement Date.

               6.   Termination of Employment.
                    -------------------------


                    6.1  Termination Not For Cause or For Good Reason.
                         --------------------------------------------

                    (a)  The Company and Holdings may terminate Executive's

          employment at any time for any reason, and Executive may terminate his employment at any time for any reason. If Executive's employment is terminated by the Company or Holdings other than for Cause (as hereinafter defined) or Executive terminates his employment for Good

          Reason (as hereinafter defined), the Company shall pay to Executive as additional compensation ("Compensation Continuance") (x) if such termination is prior to, or more than twenty-four months after, a

          Change of Control, compensation until the third anniversary (the

          "Compensation Period") of the date his employment terminated (or, if earlier, until his date of death), payable monthly at an annual rate equal to the amounts set forth in clauses (i) and (ii) below, or (y)

          if such termination occurs during the twenty-four month period following a Change of Control, then upon such termination a lump sum payment, discounted to its present value, based on a notional payment period of 3 years assuming equal monthly payments and a discount rate equal to the product of (i) the three-year Treasury bond yield as published in the New York Times on the first of the month in which the termination occurs and (ii) 100% minus the





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          aggregate applicable Federal, state and local taxes then imposed on

          Executive's employment income computed at the maximum applicable marginal rates, in cash in an amount equal to three (3) times the sum of the amounts set forth in clauses (i) and (ii) below:


               (i)  his Base Salary at its then current annual rate or following a Change of Control, if higher, the rate in effect

                    immediately prior to such Change of Control; and


              (ii)  his target bonus at its then current percentage or following a Change of Control, if higher, the percentage in effect

                    immediately prior to such Change of Control; and computed in the case of any such bonus opportunity in the form of

                    Performance Units based on the Initial Grant Value (as

                    defined in Section 3.2(c)) of such Performance Units


          In addition, Executive, if he is entitled to Compensation Continuance,

          shall be entitled to receive:


             (iii)  Executive's full Base Salary through the date of

                    termination at the rate in effect at the time notice of

                    termination is given, AIAP Vested Amount as of the date of termination, and, except as set forth below, all other

                    amounts to which Executive is entitled under any

                    compensation or benefit plan of the Company including, but not limited to, the AIAP and LTIP, and all unpaid amounts,

                    as of the date of such termination, in respect of any bonus,

                    including any bonus for any Fiscal Year ending before such termination which would have been payable had the Executive remained in employment until the date such bonus would

                    otherwise have been paid and including any bonus under

                    Section 3.4, at the times such payments are due under the

                    terms of such plans or, in the event such termination occurs during the twenty-four month period following a Change of

                    Control, upon such termination;


              (iv)  any payment deferred by Executive, together with any applicable interest or other accruals thereon;




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               (v)  the benefits under Section 5 hereof shall be paid out in accordance with their terms; provided, however, that
                                                 -----------------

                    Executive shall, for purposes of Section 5, be deemed to

                    have remained employed by the Company and Holdings for the period ending on the third anniversary of the date his

                    employment terminated at the compensation level in effect on the date of termination or, if such termination occurs

                    during the twenty-four month period following a Change of

                    Control, at the compensation level in effect immediately

                    prior to such Change of Control if higher;


              (vi)  continued coverage under Holdings' and the Company's employee benefit programs, plans and practices described in

                    Section 4.1 and 4.2 hereof until the third anniversary of

                    the date his employment terminated, or Holdings or the

                    Company will provide for equivalent coverage (on an after-

                    tax basis), subject to any applicable coordination of

                    benefits rules; provided that (A) in the case of any plan

                    meeting the requirements of Section 401(a) of the Code,

                    prior to a Change of Control, such coverage shall be

                    provided only to the extent consistent with such

                    requirements and (B) in the event of such a termination

                    during the twenty-four month period following a Change of

                    Control, such coverage shall not be less favorable in the

                    aggregate than that in effect immediately prior to such

                    Change of Control;


             (vii)  such payments under applicable plans or programs, including but not limited to those described in Section 3.3 and 4.3

                    and payment for accrued vacation, as may be determined

                    pursuant to the terms of such plans or programs and this

                    Agreement;


            (viii)  outplacement counseling services at Company expense;

                    provided however, this expense shall not exceed 18% of

                    annualized Base Pay in any calendar year;


              (ix)  for the first six (6) months after termination, the

                    reasonable cost of one secretary and a fully functional

                    office, such office location to be determined by Executive as long as the office is not to be located on the premises of the Company;


               (x)  if Executive's termination occurs prior to March 1, 1996,

                    and prior to a Change of Control, any





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                    applicable additional benefits and protections provided

                    under the Headquarters Program;


              (xi)  if Executive's termination occurs during the twenty-four month period following a Change of Control, all cash

                    payments to be made hereunder upon a termination of

                    employment shall be made not later than 15 business days

                    following the date of termination, and in addition Executive shall receive, to the extent not already provided herein,:


                         (A) a lump sum cash payment equal to the sum of

                    Executive's AIAP Vested Amount, PS Vested Amount and PU

                    Vested Amount all as of the date of termination;


                         (B) a lump sum cash payment equal to three times the

                    value of the annual credit under the RJR Nabisco. Inc.

                    Flexible Perquisites Program (the "Perquisites Program") to

                    which Executive was entitled immediately prior to such

                    termination or, if higher, to which Executive was entitled immediately prior to the Change of Control, reduced by such credits as would otherwise be applied to the continued

                    benefits under Section 6.1(a)(vi) above;


                         (C) use of the automobile assigned to Executive

                    immediately prior to the Change of Control until the third anniversary of the date of termination and, at the end of

                    such period, the transfer of.ownership of such automobile to

                    Executive plus such amount in cash that after payment of all applicable Federal, state and local taxes thereon, computed at the maximum marginal rates, is equal to all such taxes,

                    so computed, imposed in connection with such transfer;


                         (D) in addition to and upon the expiration of the

                    benefits provided pursuant to Section 6.1(a) (vi) above,

                    MedChoice Retiree Medical benefits as may be in effect at

                    the time of such expiration for other retirees and as

                    amended from time to time thereafter at the minimum level of

                    Company subsidy or, if greater, the subsidy level based on all his years of service (actual and imputed) credited for purposes of the Benefit; and



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                         (E) if the Company fails to provide any of the benefits

                    under Section 6.1(a) (vi) or Section 6.1(a) (xi) (D) above,

                    reimbursement for the actual cost of Executive's obtaining comparable benefits within 15 business days after the date

                    Executive gives the Company written notice that he incurred such costs plus such additional amount that after payment of all applicable Federal, state and local taxes thereon,

                    computed at the maximum applicable marginal rates, is equal to all such taxes, so computed, imposed with respect to such reimbursement.


                    (b) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):


               (i)  (A)  The assignment to Executive of duties materially inconsistent with Executive's position (including duties,

                    responsibilities, status, titles or offices as set forth in

                    Section 1 hereof); (B) any elimination or reduction of

                    Executive's duties or responsibilities as set forth in

                    Section 1; or (C) any removal of Executive from or any

                    failure to elect or reelect Executive to the position of

                    Chief Executive Officer of Holdings and the Company

                    (including the failure to elect Executive to the position of

                    Chief Executive Officer of the ultimate controlling entity in connection with any merger, acquisition or other

                    extraordinary corporate transaction that includes Holdings or the Company), except in connection with the termination of Executive's employment for Cause, Permanent Disability

                    (as hereinafter defined) or as a result of Executive's death or by Executive other than for Good Reason;


              (ii)  A reduction in Executive's Base Salary or annual target bonus opportunity from the level required hereunder at the time in question, as the same may be increased from time to time during the term or pursuant to the terms of this

                    Agreement;


             (iii)  The failure by the Company or Holdings to obtain the specific assumption of this Agreement by any successor or

                    assign of Holdings or the Company or any person acquiring

                    substantially all of the Company's or Holdings' assets;



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              (iv)  Any material breach by the Company or Holdings of any provision of this Agreement or any agreements entered into pursuant thereto;


               (v)  Requiring Executive to be based at any office or location other than that described in Section 1 above, except for

                    travel reasonably required in the performance of the

                    Executive's responsibilities, or


              (vi)  During the twenty-four month period following a Change of

                    Control, (A) the failure to continue in effect any

                    compensation plan in which Executive participates at the

                    time of the Change of Control, including but not limited to the LTIP, the AIAP, the Perquisites Program, or any

                    substitute plans adopted prior to the Change of Control,

                    unless an equitable arrangement (embodied in an ongoing

                    substitute or alternative plan providing Executive with

                    substantially similar benefits) has been made with respect to such plan in connection with the Change of Control, or

                    the failure to continue Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of his participation

                    relative to other participants, as existed at the time of

                    the Change of Control; or (B) the failure to continue to

                    provide Executive with benefits at least as favorable in the aggregate as those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident,

                    disability, deferred compensation or savings plans in which he was participating at the time of the Change of Control,

                    the taking of any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by him at the time of the Change of Control, or the failure to provide him with

                    the number of paid vacation days to which he was entitled on the basis of the Company's practice with respect to him as in effect at the time of the Change of Control.


                    (c) (i) Anything in this Agreement to the contrary

               notwithstanding, in the event that it is determined that any payment or distribution by Holdings



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               or the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, other than any payment pursuant to this Section 6.1(c), (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax,

               together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive from Holdings or the Company, within

               15 days following the determination described in Section 6.1

               (c)(ii) below, an additional payment ("Excise Tax Adjustment

               Payment") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax,

               imposed upon the Excise Tax Adjustment Payment, Executive retains an amount of the Excise Tax Adjustment Payment equal to the

               Excise Tax imposed upon the Payments.


                    (ii) All determinations required to be made under this

               Section 6.1(c), including whether an Excise Tax Adjustment

               Payment is required and the amount of such Excise Tax Adjustment

               Payment, shall be made by Ernst &







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               Young, Winston-Salem, North Carolina, or such other national accounting firm as the Company or Holdings may designate prior to a Change of Control, which shall provide detailed supporting calculations to the Company and the Executive within 15 business days of the date of termination of Executive's employment. Except as hereinafter provided, any determination by Ernst & Young,

               Winston-Salem, North Carolina, or such other national accounting firm as the Company or Holdings may designate prior to a Change of Control, shall be binding upon the Company and the Executive.

               As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder,

               it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment

               Payments will have been made which should not have been made (an

               "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such

               Underpayment shall be promptly paid by Holdings or the Company to or for the benefit of the Executive. In the event that the

               Executive discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to Holdings or the

               Company.

               (d)  Except as provided in this Agreement, if Executive is a participant in the LTIP or any other stock award plan of the Company,

          Holdings, or any of their affiliates and has outstanding awards thereunder, the treatment of such awards shall be governed by the terms of such applicable plans and awards.


                    6.2 Permanent Disability. The event of the Executive
                        --------------------

          becoming eligible for benefits under the Company's Long Term

          Disability Plan is not a termination under Section 6.1(a) entitling

          Executive to Compensation Continuance under this Agreement. If,

          however, Executive becomes eligible for benefits under the Company's

          Long Term Disability Plan during his Compensation Period, the amount of Compensation Continuance shall be reduced during the Compensation

          Period by the amount of disability benefits payable to the Executive.

          All other provisions of this Agreement shall remain in effect notwithstanding the Executive's disability including, without limitation, obligations pursuant to Section 5 hereof, the terms of any applicable plans, including, but not limited to, those described in

          Sections 3.3, 4.1, 4.2, 4.3 and 4.4 hereof, and all unpaid amounts, as of the date of such disability, in respect of any bonus, including any bonus payable for any fiscal year ending prior to such disability and including any bonus under Section 3.4, and any payment deferred by

          Executive,
          together with any applicable interest or other accruals thereon. If the Executive is still disabled upon reaching his Retirement Date under the SERP, he shall be retired under the SERP with an offset for any disability payments made to the Executive after such retirement.


                    6.3 Death. In the event of Executive's death while actively
                        -----

          employed, the Company's and Holdings' obligations under this Agreement shall cease and terminate except with respect to obligations pursuant to Section 5 hereof, the terms of any applicable plans, including, but not limited to, those described in Sections 3.3, 4.1, 4.2, 4.3 and 4.4 hereof, all unpaid amounts, as of the date of death, in respect of any bonus, including any bonus for any fiscal year ending prior to death which would have been payable had Executive remained in employment until the date such bonus would otherwise have been paid, and,

          including any bonus under Section 3.4, and any payment deferred by

          Executive, together with any applicable interest or other accruals thereon. In the event of Executive's death subsequent to commencement of his Compensation Period hereunder, the balance of Compensation

          Continuance will be paid to his beneficiary in a lump sum.

          "Beneficiary" shall mean the Executive's designated beneficiary under his Executive Program life insurance. Any survivor benefit shall be paid in accordance with the SERP.

                    6.4 Voluntary Resignation; Discharge for Cause. If Executive
                        ------------------------------------------

          resigns voluntarily, other than for Good Reason or Permanent

          Disability, or the Company and Holdings terminate the employment of

          Executive for Cause, the Company's and Holdings' obligations under this Agreement to make any further payments to Executive shall thereupon cease and terminate except with respect to accrued and nonforfeitable obligations pursuant to Section 5 hereof, the terms of any applicable plans, including those described in Sections 3.3, 4.1,

          and 4.3 hereof all unpaid amounts, as of the date of such termination,

          in respect of any bonus, including any bonus for any fiscal year ending prior to such termination which would have been payable had

          Executive remained in employment until the date such bonus would otherwise have been paid and including any bonus under Section 3.4,

          and any payment deferred by Executive, together with any applicable interest or other accruals thereon. The term "Cause" shall be limited to (a) action by Executive involving willful malfeasance in connection with his employment having a material adverse effect on Holdings or the Company, (b) any action by Executive involving willful gross misconduct having a material adverse effect on Holdings or the Company

          (other than an effect that could not reasonably constitute grounds for dismissal under the circumstances), (c) substantial and continuing willful refusal by Executive in breach of this Agreement to perform the duties ordinarily performed by an

          Executive occupying his positions, which refusal has a material adverse effect on Holdings or the Company or (d) Executive being convicted of (i) a felony under the laws of the United States or any state or (ii) a felony under the laws of any other country or political subdivision thereof involving moral turpitude; provided that no action or refusal to perform shall be deemed willful if done in the reasonable belief that such action or refusal was in the best interests of the Company or Holdings. Termination of Executive

          pursuant to this Section 6.4 shall be communicated by a Notice of

          Termination given within one year after the Holdings Board both (i)

          had knowledge of conduct or an event allegedly constituting Cause and

          (ii) had reason to believe that such conduct or event could be grounds for Cause. For purposes of this Agreement a "Notice of Termination"

          shall mean delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of-not less than three-quarters of the entire membership of Holdings Board at a meeting of the Holdings Board called and held for the purposes (after reasonable notice to the

          Executive ("Preliminary Notice") and reasonable opportunity for

          Executive, together with the Executive's counsel, to be heard before the Holdings Board prior to such vote), finding that, in the good faith opinion of the Holdings Board, Executive was guilty of conduct set forth in the second sentence of this Section 6.4 and specifying the particulars
          thereof in detail. Upon the receipt of the Preliminary Notice,

          Executive shall have 14 days in which to appear with counsel or take such other action as he desires on his behalf, and such 14-day period is hereby agreed to by the parties as a reasonable opportunity for

          Executive to be heard. The Holdings Board shall no later than 30 days after the receipt of the Preliminary Notice by Executive communicate its findings to Executive. A failure by the Holdings Board to make its findings of Cause or to communicate its conclusions within such 30-day period shall be deemed to be a finding that Executive was not guilty of the conduct described in the second sentence of this Section 6.4.

          Where the Holdings Board has made such findings that, based upon conduct described in clause (a), (b) or (c) above, Cause exists the

          Executive shall have 30 days in which to cure such conduct, to the extent such cure is possible. Any termination of Executive's employment (other than by death or Permanent Disability) within 30 days after the date that the Preliminary Notice has been given to

          Executive shall be deemed to be a termination for Cause; provided,

          however, that if during such period Executive voluntarily terminates other than for Good Reason or the Company terminates Executive other than for Cause, and either (A) Executive cured his conduct, as permitted in the preceding sentence of this Section 6.4, or (B)

          Executive is found (or is deemed to be found) not guilty of the conduct described in the second
          sentence of this Section 6.4, such termination shall not be deemed to be for Cause.


                   7.  Stock Arrangements. Except as otherwise provided in
                       ------------------

          Section 3.4, Section 6 and Section 13, awards under the LTIP shall be governed by the provisions of the individual grant agreements made under the LTIP.


                   8.  Expenses. The Executive is authorized to incur reasonable
                       --------

          expense in carrying out his duties and responsibilities under this

          Agreement, including expenses for travel and similar items related to such duties and responsibilities. The Company shall reimburse

          Executive for all such expenses upon presentation by Executive from time to time of an itemized account of such expenditures.


                    9.  No Obligation to Mitigate Damages. The Executive shall
                        ---------------------------------

          not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise nor will (a) any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive or

          (b) except as provided in Section 6.1(a)(vi), the amount of any payment or benefit provided for in Section 6 be reduced by any compensation earned as a result of Executive's employment with another employer.


                    10. Notices. All notices or communications hereunder shall
                        -------

          be in writing, addressed as follows:

                  To the Company or Holdings:

                  Mr. Gerald I. Angowitz
                  c/o RJR Nabisco Holdings Corp.
                  1301 Avenue of the Americas
                  New York, New York 10019

                  To the Executive:

                  Mr. Steven F. Goldstone
                  205 Silver Spring Road
                  Ridgefield, CT 06877

                  Any such notice or communication shall be sent certified or registered mail,return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the actual date of mailing shall determine the time at which notice was given.


                    11.  Separability; Legal Fees; Arbitration. If any provision
                         -------------------------------------

          of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In addition, the Company shall reimburse Executive for reasonable legal fees incurred in connection with entering into this

          Agreement and shall also pay to Executive as incurred all legal and accounting fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement or any other compensation-related plan, agreement or arrangement of the

          Company, unless

          Executive's claim is found by an arbitral tribunal of competent jurisdiction to have been frivolous. Any good faith controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than Section 14 hereof) that cannot be resolved by Executive and the Company, including any dispute as to the calculation of Executive's benefits or any payments hereunder shall be submitted to arbitration in New York City in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.


                    12.  Assignment. This contract shall be binding upon and
                         ----------
          inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Holdings and the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Holdings or the

          Company, except that Holdings or the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Holdings or the Company.

                    13. Amendment/Termination.
                        ---------------------

                         (a)  The Agreement may only be amended at any time by

          mutual written agreement of the parties hereto.


                         (b)  Company and Holdings represent and warrant they

          will make appropriate adjustments and amendments to the numben of shares subject to, and the exercise price of, options to purchase

          Holdings common stock granted under the LTIP ("Options") (including,



          in the event of a spinoff or distribution of assets or stock of

          Holdings or an affiliated entity, substituting or replacing the shares issuable upon the exercise of Options) should extraordinary events or transactions occur involving the Company, Holdings, or an affiliated corporation.


                    14. Nondisclosure of Confidential Information;
                        ------------------------------------------

          Non-Competition.
          ---------------


                         (a)  Executive shall not, without the prior written

          consent of Holdings or the Company, divulge, disclose or make accessible to any other person, firm, partnership or corporation or other entity any Confidential Information pertaining to the business of Holdings or the Company except (i) while employed by Holdings or the Company in the business of and for the benefit of Holdings or the

          Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Holdings or the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 14(a), "Confidential Information" shall mean non-public information concerning Holdings' or the Company's financial data,

          strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other proprietary information, except for specific items which have become publicly available information or otherwise known to the public other than through a breach by Executive of his fiduciary duty or any confidentiality agreement, or information known to the Executive prior to the date of this Agreement. Confidential Information does not include information the disclosure of which cannot reasonably be expected to adversely affect the business of Holdings or the Company.


                    (b)  During the period commencing on the date hereof and

          ending (i) in the case of a termination described in Section 6.1 hereof, three years after the date of termination and (ii) in case of a termination described in Section 6.4 hereof, two years after the date of termination, Executive covenants and agrees that he will not be an executive officer, board member, owner, partner, consultant or employee of a food or tobacco company with annual revenues over $1 billion, if such food or tobacco company is engaged in a

          "major business" of Holdings or the Company. A "major business" for this purpose is each major business segment of the Company and its subsidiaries on the date hereof that produces products constituting over 5% of the annual revenues of Holdings and its subsidiaries. For purposes of this Section 14, Executive shall be deemed not a shareholder of a company that would otherwise be a competing entity if

          Executive's record and beneficial ownership of the capital stock of such company amount to not more than one percent of the outstanding capital stock of any such company subject to the periodic and other reporting requirements of Section 13 or Section 15(d) or the

          Securities Exchange Act of 1934, as amended. Executive, Holdings, and

          Company agree this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction, such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended.


                    (c)  Executive agrees that any breach of the covenants

          contained in this Section 14 would irreparably injure Holdings and the

          Company. Accordingly, Holdings or
the Company may, in addition to pursuing any other remedies they may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter; restraining any further violation of this Agreement by Executive.

     15.  Beneficiaries/References. Executive shall be entitled to select
          ------------------------

(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice hereof. In the event of

Executive's death or a judicial determination of his incompetence,

reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

     16.  Survivorship.  The respective rights and obligations of the
          ------------

parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

     17.  Representations and Warranties.  Holdings and the Company each
          ------------------------------

represent and warrant that (a), respectively, they are fully authorized and empowered to enter into this Agreement, (b) the execution of this Agreement and the performance of their respective obligations under this Agreement will not violate or result in a breach of the terms of any material agreement to which Holdings and/or the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for them to enter into this Agreement or perform their obligations hereunder, and (d) this Agreement is valid, binding and enforceable against

Holdings and the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors and any regulations or interpretations thereof. Executive represents and warrants that his execution of this

Agreement and his performance of his duties and responsibilities under this

Agreement will not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

     18.  Governing Law.  This Agreement shall be construed, interpreted,
          -------------

and governed in accordance with laws of New York, without reference to rules relating to conflicts of law.

     19.  Withholding. The Company and Holdings shall be entitled to
          -----------

withhold for payment any amount of withholding required by law.

     20.  Interest on Late Payments.  To the extent that any payments
          -------------------------

required to be made hereunder upon or following a Change of Control are not made within the period specified therefor, the Company and Holdings shall be liable for interest on such delayed payments at the rate of 150% of the prime rate compounded monthly, as posted by the Morgan Guaranty Trust

Company of New York from time to time.

     21.  Actuarial Calculations.  All required actuarial calculations of
          ----------------------

payments to be made hereunder and of annuities to be purchased pursuant to

Section 5 hereof shall be made by Watson Wyatt Worldwide, New York, New

York, or such other national actuarial firm as the Company or Holdings may designate prior to a Change of Control.

    22. Funding.  Except as otherwise provided herein, all benefits
        -------

hereunder are unfunded and will be paid out of the general assets of the

Company or Holdings. Notwithstanding the foregoing, the Company or Holdings may choose to maintain a rabbi trust or other trusts for the purpose of paying certain of the benefits hereunder or under other plans and programs of the Company or Holdings and, if so, Executive shall be entitled to payments therefrom, if any, as and to the extent provided in such rabbi trust or other trusts.

     23.  Counterparts.  This Agreement may be executed in two or more
          ------------

counterparts, each of which will be deemed an original.



                         RJR NABISCO HOLDINGS CORP.


                         By: /s/ Charles M. Harper
                             ------------------------------
                             Chairman



                         RJR NABICO, INC.


                         By: /s/ Charles M. Harper
                             -------------------------------
                             Chairman



                         By: /s/ Steven F. Goldstone
                             -------------------------------
                             STEVEN F. GOLDSTONE

                                EXHIBIT "A"

          AIAP Vested Amount means, as of a Change of Control or as of the
          ------------------

date Executive's employment terminates, as the case may be, an amount equal to (a) in the case of any bonus opportunity under the AIAP, the value of

Executive's target award under the AIAP for the relevant period in which such Change of Control or such termination occurs, as the case may be,

multiplied by a fraction, the numerator of which is the number of months

(including partial months) in the period beginning on the first day of the relevant performance period and ending on the Change of Control or such termination, as the case may be, and the denominator of which is the number of months in such performance period; provided that in the event of a termination of employment following a Change in Control in the year in which such Change of Control occurs, for purposes of computing the AIAP

Vested Amount as of the date of such termination, the performance period shall be deemed to begin on the first day following such Change of Control and the target award shall be that in effect immediately preceding such

Change of Control, or (b) in the case of any annual bonus opportunity in the form of Performance Units, the PU Vested Amount as of the date of such termination.

          Board means the Board of Directors of the Company.
          -----

          Boards means, collectively, the Board and the Holdings Board.
          ------

          Change of Control means the first to occur of the following
          -----------------

events provided such event occurs prior to October 11, 1996 or such later date as the Boards may specify from time to time:

     (a) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined in
          Section 14 (d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Holdings or any employee benefit plan(s) sponsored by Holdings or the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Holdings' outstanding securities ordinarily having the right to vote at elections of directors.

     (b) individuals who constitute the Holdings Board on October 11, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Holdings' shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Holdings in which such person is named as a nominee of Holdings for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Holdings Board, shall be, for purposes of this paragraph (b), considered as though such person were a member of the Incumbent Board;

     (c) the approval by the shareholders of Holdings of a plan or agreement providing (1) for a merger or consolidation of Holdings other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation, or (2) for a sale, exchange or other disposition of all or substantially all of the assets of Holdings. If any of the events enumerated in this paragraph (c) occurs, the Holdings Board shall determine the effective date of the Change of Control resulting therefrom for purposes of the Program.

          Holdings Board means the Board of Directors of Holdings.
          --------------

          PS Vested Amount means with respect to any award of Performance
          ----------------

Shares (as defined in the LTIP) Executive holds as of a Change of Control or as of the date Executive's employment terminates, as the case may be, an amount equal to the adjusted value of (i) the number of Performance Shares subject to such award, multiplied by a fraction, the numerator of which is the number of months (including partial months) elapsed in the relevant performance period as of such Change of Control or as of the date of such termination, as the case may be, and the denominator of which is the number of months in such performance period, (ii) adjusted by applying target performance with respect to such award; provided that in the event of a termination of employment following a Change of Control in the year in which such Change of Control occurs, for purposes of computing the PS

Vested Amount as of the date of such termination, the performance period shall be deemed to begin on the first day following such

Change of Control and target performance with respect to such Performance

Shares shall be that in effect immediately preceding the Change of Control.

          PU Vested Amount means, for any award of Performance Units (as
          ----------------

defined in the LTIP) Executive holds as of a Change of Control or as of the date Executive's employment terminates, as the case may be, an amount equal to the target value of the number of Performance Units subject to such award multiplied by a fraction, the numerator of which is the number of months (including partial months) elapsed in the relevant performance period as of the Change of Control and the denominator of which is the number of months in such performance period; provided that in the event of a termination of employment following a Change of Control in the year in which such Change of Control occurs, for purposes of computing the PU

Vested Amount as of the date of such termination, the performance period shall be deemed to begin on the first day following such Change of Control and the target value of such Performance Units shall be that in effect immediately preceding the Change of Control.